Exhibit 10.1

AMENDMENT NO. 1
TO THE
HAMILTON LANE INCORPORATED
EMPLOYEE SHARE PURCHASE PLAN
         WHEREAS, Hamilton Lane Incorporated, a Delaware corporation (the “Company”) maintains the Hamilton Lane Incorporated Employee Share Purchase Plan (the “Plan”); and
        WHEREAS, the Company desires to amend the Plan to: (i) eliminate the 90-day employment requirement for enrollment in the Plan; and (ii) change the subscription date to be the date that is two weeks prior to the offering date to which the subscription date applies.
        NOW, THEREFORE, BE IT RESOLVED, that, effective with respect to the offering period commencing on October 1, 2020 and each subsequent offering period thereafter, the Plan be, and it hereby is, amended as follows:
1. The definition of “Subscription Date” is amended to read as follows:
“Subscription Date” means the date that is two (2) weeks prior to the first calendar day of the first Offering Period to which the Subscription Agreement applies.
2. Section 3(b) is amended by:
(i) adding “or” to the end of subsection (b)(iv);
(ii) deleting subsection (b)(v); and
(iii) renumbering subsection (b)(vi) as subsection (b)(v).

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered, all as of June 18, 2020.

HAMILTON LANE INCORPORATED

By:	/s/ Lydia A. Gavalis
Name: Lydia A. Gavalis
Title: General Counsel and Secretary